Exhibit 5.1

Herengracht 466 1017 CA Amsterdam	P.O. Box 10896 1001 EW Amsterdam	T +31 20 891 3900 F +31 20 891 3901	info@rutgersposch.com www.rutgersposch.com

uniQure N.V. Paasheuvelweg 25 1105 BP Amsterdam The Netherlands	Your ref Our ref 20170347/1226984/2 Date 1 March 2021

Re:	uniQure N.V. - SEC Form 8-K filing opinion letter

Dear Sir, Madam,

1.	Introduction

We have acted as legal counsel to the Company as to certain matters of Dutch Law in connection with the Registration.

2.	Definitions

Certain terms used in this opinion letter are defined in Annex 1 (Definitions) hereto.

3.	Dutch Law

We express an opinion on Dutch Law only, (i) including case law but only if published in journals, either in printed or electronic form, and (ii) excluding tax, competition, sanction (including anti-boycott and blocking and export control), data protection and procurement laws and, for the avoidance of doubt, the laws of the European Union insofar as not implemented in Dutch Law or directly applicable in the Netherlands. Our investigation has further been limited to the text of the documents. We have not investigated the meaning and effect of any document governed by a law other than Dutch Law. The opinions expressed herein are rendered only on the date of this opinion letter and we assume no obligation to advise you of facts, circumstances, events or changes in Dutch Law that may hereafter arise or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Rutgers & Posch is the tradename of Rutgers Posch Visée Endedijk N.V. in Amsterdam (Traderegister no. 56919891). The general terms and conditions of Rutgers & Posch, which stipulate a limitation of liability, the applicability of Dutch law and the exclusive jurisdiction of the district court in Amsterdam, are applicable to all work performed. The general terms and conditions are available at www.rutgersposch.com.

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4.	Scope of investigation

For the purposes of this opinion letter, we have exclusively examined and relied solely upon copies of the following documents:

4.1	the Registration Statement;

4.2	the Extract;

4.3	the Deed of Incorporation;

4.4	the Articles of Association;

4.5	the Shareholders’ Register;

4.6	the Company Certificate; and

4.7	the Sales Agreement.

In addition, we have performed such other investigations as we considered necessary for the purposes of this opinion letter.

5.	Assumptions

For the purposes of this opinion letter, we have assumed that:

5.1	all copies of documents conform to the originals and all such originals are authentic and complete;

5.2	each signature is the genuine signature of the individual concerned;

5.3	all factual matters, statements in documents, confirmations and other results of our investigation, relied upon or assumed herein, are true and accurate on the date of this opinion letter;

5.4	each of the statements in the Company Certificate is accurate and complete on the date of this opinion letter;

5.5	the Registration Statement has been or will be filed with the SEC in the form referred to in this opinion letter;

5.6	the issue of the Existing Shares has been, and the issue of any Placement Shares (or of any rights to acquire any Placement Shares) will be, validly authorised in accordance with the articles of association of the Company in force and effect at the time of authorisation;

5.7	any pre-emptive rights in respect of the issue of the Existing Shares have been, and in respect of the issue of any Placement Shares (or of any rights to acquire any Placement Shares) will be, observed or validly excluded in accordance with the articles of association of the Company in force and effect at the time of observance or exclusion;

5.8	the authorised share capital of the Company at the time of the issue of any Placement Shares will be sufficient to allow for the issue;

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5.9	the Existing Shares have been, and any Placement Shares will be, (i) issued in the form and manner prescribed by the articles of association of the Company in force and effect at the time of issue, and (ii) accepted by the subscribers for them in accordance with all applicable laws (including, for the avoidance of doubt, Dutch Law); and

5.10	the nominal amount of the Existing Shares and any agreed share premium thereon have been, and the nominal amount of any Placement Shares and any agreed share premium thereon will be, validly paid.

6.	Opinions

Based upon the foregoing and subject to any factual matters and documents not disclosed to us in the course of our investigation, and subject to paragraph 7 hereafter, we express the following opinions:

6.1	The Placement Shares, when issued, will have been validly issued, will have been fully paid and will be non-assessable[1].

6.2	The Existing Shares have been validly issued, have been fully paid and are non-assessable[2].

7.	Reliance

7.1	This opinion letter is furnished to you in order to be filed as Exhibit 5.1 to a Form 8-K which has been or will be filed on or about the date hereof and may only be relied upon by you for the purposes of the Registration. We consent to the filing of this opinion letter as Exhibit 5.1 to the Form 8-K and further consent to the reference to our firm in the Registration Statement under the caption “Legal Matters”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act or the rules and regulations promulgated thereunder.

7.2	This opinion letter may only be relied upon by you on the condition, and by accepting this opinion letter you agree with us, that (i) this opinion letter including the agreement in this paragraph 7.2 and any issues of interpretation or liability arising hereunder will be governed by Dutch Law and be brought before a court in the Netherlands exclusively, (ii) no person other than Rutgers Posch Visée Endedijk N.V. will have any liability pursuant to or in connection with this opinion letter and any potential claim towards such person, on any basis whatsoever, is expressly waived, and (iii) any possible liability of Rutgers Posch Visée Endedijk N.V. is limited to the amount available and payable under Rutgers Posch Visée Endedijk N.V.’s professional malpractice insurance coverage.

[1]	The term “non-assessable” has no equivalent in Dutch and as used in this letter means that a holder of a share will not, by reason of merely being such a holder, be subject to assessments or calls by the Company or its creditors for further payment (in addition to the amount required for the share to be fully paid) on such share.
[2]	See footnote 1.

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Yours faithfully,

/s/ Rutgers Posch Visée Endedijk N.V.

Rutgers Posch Visée Endedijk N.V.

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Annex 1

Definitions

Articles of Association means the articles of association (statuten) of the Company, dated 15 June 2017, as deposited with the Chamber of Commerce;

Chamber of Commerce means the Dutch Chamber of Commerce;

Company means uniQure N.V., a public limited liability company (naamloze vennootschap) incorporated under Dutch Law, having its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Chamber of Commerce under number 54385229;

Company Certificate means the certificate dated 1 March 2021 attached as Annex 2 (Company Certificate) hereto;

Deed of Incorporation means the deed of incorporation of the Company, dated 9 January 2012, as deposited with the Chamber of Commerce;

Dutch Law means the laws of the Kingdom of the Netherlands excluding Aruba, Bonaire, Curacao, Saba, Sint Eustatius and Sint Maarten (the Netherlands) as they currently stand and are applied by the courts of the Netherlands;

Existing Shares means the 44,993,987 ordinary shares in the share capital of the Company with a nominal value of EUR 0.05 each, as set out in the Shareholders’ Register, held by the Company’s shareholders;

Extract means an extract from the trade register of the Chamber of Commerce relating to the Company, dated 1 March 2021;

Insolvency means a suspension of payments (surséance van betaling), a bankruptcy (faillissement) or any equivalent or analogous regime under the laws of any foreign country;

Placement Shares means such number of ordinary shares in the share capital of the Company with a nominal value of EUR 0.05 each having an aggregate issue price of up to USD 200,000,000, to be issued pursuant to the Registration Statement and the Sales Agreement;

Registration means the registration of the Registration Statement with the SEC under the U.S. Securities Act;

Registration Statement means the automatic shelf registration statement of the Company on Form S-3 which has been or will be filed by the Company with the SEC pursuant to the U.S. Securities Act on or about the date hereof, as supplemented by the prospectus supplement of the Company filed by the Company with the SEC on or about the date hereof (excluding any documents incorporated by reference in it and any exhibits to it);

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Sales Agreement means the sales agreement dated 1 March 2021 between the Company and SVB Leerink LLC;

SEC means the U.S. Securities and Exchange Commission;

Shareholders’ Register means the shareholders’ register of the Company as at 10 February 2014 as well as the shareholders’ register of the Company held by Computershare Trust Company, N.A. as at close of business on 26 February 2021;

U.S. Securities Act means the U.S. Securities Act of 1933, as amended.

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Annex 2

Company Certificate

From: the executive director of uniQure N.V.

Dated: 1 March 2021

The undersigned:

Matthew Kapusta, acting in his capacity as executive director of uniQure N.V., a public limited liability company (naamloze vennootschap) incorporated under Dutch law, having its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 54385229 (the Company).

Background:

A.	The Company intends to seek the Registration with the SEC of the Registration Statement.

B.	In connection with the Registration, on the date of this Company Certificate, Rutgers Posch Visée Endedijk N.V. intends to issue a legal opinion in the form attached to this Company Certificate (the Legal Opinion).

C.	This Company Certificate is the “Company Certificate” as defined in the Legal Opinion.

D.	The undersigned makes the certifications in this Company Certificate after due and careful consideration and after having made all necessary enquiries.

1.	Construction

1.1	Terms defined in the Legal Opinion have the same meaning in this Company Certificate.

1.2	In this Company Certificate “including” means “including without limitation”.

2.	Certification

The undersigned certifies the following:

2.1	Authenticity

On the date of this Company Certificate:

i)	the Extract accurately and completely reflects the matters purported to be evidenced thereby, except that the Extract does not reflect the up-to-date share capital of the Company; and

ii)	all information in the Shareholders’ Register is accurate and complete.

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2.2	Solvency

The Company is not subject to any Insolvency, dissolution, liquidation, statutory merger or demerger and its assets are not under administration.

2.3	Existing Shares

The Existing Shares are fully paid up.

2.4	General

The undersigned is not aware of:

i)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Company Certificate; or

ii)	any fact or circumstance which he understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to Rutgers Posch Visée Endedijk N.V. in writing.

3.	Reliance

Rutgers Posch Visée Endedijk N.V. may rely on this Company Certificate (without personal liability for the undersigned).

In evidence whereof this Company Certificate was signed in the manner set out below.

/s/ Matthew Kapusta
Matthew Kapusta